CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights,” “Independent Registered Public Accounting Firm,” “Disclosure of Portfolio Holdings,” and “Shareholder Reports” and to the use of our report on Nicholas II, Inc. dated November 20, 2007 which is incorporated by reference in this Registration Statement (Form N-1A) of Nicholas II, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 33 to the Registration Statement under the Securities Act of 1933 (File No. 002-85030).

/s/ ERNST & YOUNG LLP

Chicago, Illinois April 29, 2008